P01000078584

200255289002

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

01/13/14--01045--009 **43.75

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
14 JAN 28 AM 8: 35

CWS
Amend/Name chg
@ 1.29.14

Articles of Amendment
to
Articles of Incorporation
of

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

14 JAN 28 AM 8: 35

C2E Energy, Inc.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P01000078584

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

Eco Fuel Energy, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

455 NE 5th Avenue
Ste D-285
Delray Beach, FL 33483

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
2) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
3) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
4) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
5) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
6) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______

E. **If amending or adding additional Articles, enter change(s) here**:
(Attach *additional sheets, if necessary). (Be specific)*

Article 1

The name is deleted and replaced with

Eco Fuel Energy, Inc

Article 8.1 is deleted and replaced with.

8.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is one billion and twenty million (1,020,000,000). The total number of shares of common stock that the Corporation is authorized to issue is one billion (1,000,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of one hundred thousand dollars ($100,000).The total number of shares of preferred stock that the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.0001) for an aggregate par value of two thousand dollars ($2,000).

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: January 11, 2014, if other than the date this document was signed.

Effective date if applicable: February 24, 2014

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated January 24, 2014

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Johannes Roux

(Typed or printed name of person signing)

Chairman / Director

(Title of person signing)